EXHIBIT 99.1

MINERALS TECHNOLOGIES

Innovative Technologies.
Essential Solutions.™

News Release

Minerals Technologies Inc. Announces 2025 First Quarter Financial Results

--- Establishes Reserve for BMI OldCo Chapter 11 Case ---

--- Initiates a $10 Million Cost Savings Program ---

NEW YORK, April 24, 2025 – Minerals Technologies Inc. (NYSE: MTX) (“MTI” or “the Company”) today reported a loss per share for the first quarter ended March 30, 2025, of $4.51 due to the establishment of a reserve in connection with the Chapter 11 case of its subsidiary BMI OldCo. Excluding special items, earnings were $1.14 per share.

First Quarter 2025 Consolidated Results

Worldwide net sales were $492 million, down 8 percent versus the prior year, driven by uncertainty in the Company's end markets resulting in softer demand conditions in both segments. Foreign exchange had an unfavorable impact on sales of 2 percent.

“Throughout the quarter, we experienced slower demand from customers in both of our business segments. This was a result of destocking activities and shifting order patterns, primarily in January and February. We saw a significant improvement in sales in March, which we expect to continue through the second quarter,” said Douglas T. Dietrich, Chairman and Chief Executive Officer. “We adapted quickly to changing market conditions to ensure MTI is well positioned to meet its financial targets and growth initiatives going forward.”

Reported operating loss was $160 million. Operating income excluding special items was $63 million and represented 12.9 percent of sales.

The Company recorded special items of $223 million in the first quarter, including a provision to establish a reserve of $215 million for estimated costs to fund a trust to resolve all current and future talc-related claims as well as fund its subsidiary BMI OldCo’s Chapter 11 case and related litigation costs. Included in this provision is $30 million of additional debtor-in-possession financing by Minerals Technologies Investments LLC (a wholly owned subsidiary of MTI) to BMI OldCo.

“We remain confident in BMI OldCo’s path to resolving these liabilities certainly and fairly through the Chapter 11 process, and believe this reserve is appropriate to cover the anticipated financial impact of talc-related claims,” said Mr. Dietrich. “We continue to believe the lawsuits against BMI OldCo are meritless and that all talc sold by BMI OldCo is and always has been safe.”

Cost Savings Initiative

The Company has proactively identified efficiency cost savings of approximately $10 million on an annualized basis, primarily through workforce reductions. MTI recorded a charge of $5.5 million for severance and other related costs associated with this program. The program was initiated in the first quarter of 2025, and the Company expects to achieve full run rate savings by early 2026.

First Quarter 2025 Segment Results

Consumer & Specialties segment sales were $268 million, down 10 percent from the prior year. Foreign exchange had an unfavorable impact on sales of 2 percent.

Household & Personal Care sales were $123 million, down 11 percent from the prior year, driven by customer inventory destocking and inconsistent order patterns. Specialty Additives sales were $145 million, down 8 percent from the prior year, driven by delayed shipments due to tariff uncertainty and customer maintenance outages at paper and packaging sites. Sales improved and order patterns stabilized in both product lines in March.

Segment operating income was $30 million excluding special items. The Company incurred higher operating costs in the first quarter primarily through unfavorable volume leverage and product mix. Operating margin was 11.2 percent of sales.

MTI’s Consumer & Specialties segment provides technologically enhanced products to consumer-driven end markets, including mineral-to-market household products as well as specialty additives that become functional components in a variety of consumer and industrial goods. This segment includes two product lines, Household & Personal Care and Specialty Additives.

Engineered Solutions segment sales were $224 million, down 6 percent from the prior year. Foreign exchange had an unfavorable impact on sales of 1 percent.

High-Temperature Technologies sales were $169 million, down 4 percent from the prior year as soft demand conditions in some industrial end markets persisted in the first quarter. Environmental & Infrastructure sales were $54 million, down 10 percent from the prior year as continued stability in environmental and construction projects was offset by lower sales in offshore water filtration and services. Sales improved in both product lines in March.

Segment operating income was $34 million, down 11 percent from the prior year due to lower sales levels as well as unfavorable mix in the Environmental & Infrastructure product line. Operating margin was 15.4 percent of sales.

MTI’s Engineered Solutions segment provides advanced process technologies and solutions that are designed to improve customers’ manufacturing processes and projects. This segment includes two product lines, High-Temperature Technologies and Environmental & Infrastructure.

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MTI will host a conference call tomorrow, April 25, 2025, at 11 a.m. Eastern Time. The live earnings webcast can be accessed at https://investors.mineralstech.com/quarterly-results-conference-calls. A presentation for the call will be available at the same location at approximately 10:30 a.m. Eastern Time on April 25, 2025.

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FORWARD-LOOKING STATEMENTS

This press release may contain "forward‐looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations and forecasts of future events such as new products, revenues, and financial performance, and are not limited to describing historical or current facts. They can be identified by the use of words such as “believes,” “expects,” “plans,” “intends,” “anticipates,” and other words and phrases of similar meaning. Forward-looking statements are necessarily based on assumptions, estimates, and limited information available at the time they are made. A broad variety of risks and uncertainties, both known and unknown, as well as the inaccuracy of assumptions and estimates, can affect the realization of the expectations or forecasts in these statements. Actual future results may vary materially. Significant factors that could affect the expectations and forecasts include worldwide general economic, business, and industry conditions; the cyclicality of our customers’ businesses and their changing regional demands; our ability to compete in very competitive industries; consolidation in customer industries, principally paper, foundry, and steel; our ability to renew or extend long term sales contracts for our satellite operations; our ability to generate cash to service our debt; our ability to comply with the covenants in the agreements governing our debt; our ability to effectively achieve and implement our growth initiatives or consummate the transactions described in the statements; our ability to successfully develop new products; our ability to defend our intellectual property; the increased risks of doing business abroad; the availability of raw materials and access to ore reserves at our mining operations, or increases in costs of raw materials, energy, or shipping; compliance with or changes to regulation in the areas of environmental, health and safety, and tax; risks and uncertainties related to the voluntary petitions for relief under Chapter 11 of the U.S. Bankruptcy Code filed by our subsidiaries BMI OldCo (f/k/a Barretts Minerals Inc.) and Barretts Ventures Texas LLC; claims for legal, environmental, and tax matters or product stewardship issues; operating risks and capacity limitations affecting our production facilities; seasonality of some of our businesses; cybersecurity and other threats relating to our information technology systems; and other risk factors and cautionary statements in our 2024 Annual Report on Form 10‐K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update any forward‐looking statement, whether as a result of new information, future events, or otherwise.

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About Minerals Technologies Inc.
New York-based Minerals Technologies Inc. (MTI) is a leading, technology-driven specialty minerals company that develops, produces, and markets a broad range of mineral and mineral-based products, related systems, and services. MTI globally serves a wide range of consumer and industrial markets, including household, food and pharmaceutical, paper, packaging, automotive, construction, and environmental. The Company reported global sales of $2.1 billion in 2024. For further information, please visit our website at www.mineralstech.com.

Investor Relations Contact
Lydia Kopylova
lydia.kopylova@mineralstech.com

Media Contact
Stephanie Heise
stephanie.heise@mineralstech.com

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CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(in millions, except per share data)
(unaudited)

	Quarter Ended			% Growth
	Mar. 30, 2025	Dec. 31, 2024	Mar. 31, 2024	Prior Qtr.	Prior Year

Net sales	$491.8	$518.1	$534.5	(5)%	(8)%

Cost of goods sold	372.2	385.4	398.6	(3)%	(7)%

Production margin	119.6	132.7	135.9	(10)%	(12)%

Marketing and administrative expenses	50.6	52.8	53.0	(4)%	(5)%
Research and development expenses	5.8	5.7	5.6	2%	4%
Provision for litigation reserve	215.0	0.0	0.0	*	*
Restructuring and other items, net	5.5	0.0	0.0	*	*
Gain on sale of assets, net	0.0	(12.3)	0.0	*	*
Litigation expenses	2.8	2.4	2.1	17%	33%

Income (loss) from operations	(160.1)	84.1	75.2	*	*

Interest expense, net	(14.2)	(12.6)	(14.9)	13%	(5)%
Debt extinguishment expenses	0.0	(1.8)	0.0	*	*
Other non-operating deductions, net	(2.0)	(0.3)	(0.2)	*	*
Total non-operating deductions, net	(16.2)	(14.7)	(15.1)	10%	7%

Income (loss) before tax and equity in earnings	(176.3)	69.4	60.1	*	*

Provision (benefit) for taxes on income	(32.1)	16.2	13.9	*	*
Equity in earnings of affiliates, net of tax	1.2	1.5	1.4	(20)%	(14)%

Net income (loss)	(143.0)	54.7	47.6	*	*

Less: Net income attributable to non-controlling interests	1.0	0.7	0.9	43%	11%

Net Income (loss) attributable to Minerals Technologies Inc. (MTI)	$(144.0)	$54.0	$46.7	*	*

Weighted average number of common shares outstanding:

Basic	31.9	31.9	32.3

Diluted	31.9	32.2	32.4

Earnings (loss) per share attributable to MTI:

Basic	$(4.51)	$1.69	$1.45	*	*

Diluted	$(4.51)	$1.68	$1.44	*	*

Cash dividends declared per common share	$0.11	$0.11	$0.10

* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
NOTES TO CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSS)

1)	For comparative purposes, the quarterly periods ended March 30, 2025, December 31, 2024, and March 31, 2024 consisted of 89 days, 93 days, and 91 days, respectively.

2)
To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP earnings per share, excluding special items, for the quarterly periods ended March 30, 2025, December 31, 2024, and March 31, 2024, and a reconciliation to reported earnings per share for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of the ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	(millions of dollars)	Quarter Ended
		Mar. 30, 2025	Dec. 31, 2024	Mar. 31, 2024

	Net income (loss) attributable to MTI	$(144.0)	$54.0	$46.7
	% of sales	*	10.4%	8.7%

	Special items:
	Provision for litigation reserve	215.0	0.0	0.0
	Restructuring and other items, net	5.5	0.0	0.0
	Debt extinguishment expenses	0.0	1.8	0.0
	Gain on sale of assets, net	0.0	(12.3)	0.0
	Litigation expenses	2.8	2.4	2.1
	Related tax effects on special items	(42.9)	2.3	(0.5)

	Net income attributable to MTI, excluding special items	$36.4	$48.2	$48.3
	% of sales	7.4%	9.3%	9.0%

	Diluted earnings per share, excluding special items	$1.14	$1.50	$1.49
	* Percentage not meaningful

In the first quarter of 2025, the Company recorded a $215 million provision to establish a reserve for estimated costs to fund a trust to resolve all current and future talc-related settlements as well as fund the bankruptcy of Oldco and BVT, and related litigation costs. Included in this provision is $30 million of additional debtor-in-possession financing by Minerals Technologies Investments LLC to the Debtors.

	In the first quarter of 2025, the Company initiated a cost savings program and recorded a $5.5 million charge relating to severance and other costs related to this program.

	In the fourth quarter of 2024, the Company recorded a $12.3 million net gain on an installment sale of refractories manufacturing assets in China.

3)
Free cash flow is defined as cash flow from operations less capital expenditures. The following is a presentation of the Company's non-GAAP free cash flow for the quarterly periods ended March 30, 2025, December 31, 2024, and March 31, 2024 and a reconciliation to cash flow from operations for such periods. The Company's management believes this non-GAAP measure provides meaningful supplemental information as management uses this measure to evaluate the Company's ability to maintain capital assets, satisfy current and future obligations, repurchase stock, pay dividends and fund future business opportunities. Free cash flow is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. The Company's definition of free cash flow may not be comparable to similarly titled measures reported by other companies.

		Quarter Ended
	(millions of dollars)	Mar. 30, 2025	Dec. 31, 2024	Mar. 31, 2024

	Cash flow from operations	$(4.4)	$70.4	$55.9
	Capital expenditures	18.3	28.1	16.5
	Free cash flow	$(22.7)	$42.3	$39.4

	Depreciation, depletion and amortization expense	$23.5	$24.3	$23.5

4)
“Adjusted EBITDA” is a non-GAAP financial measure and refers to earnings before interest, taxes, depreciation and amortization (EBITDA), excluding special items. The following is a presentation of the Company's non-GAAP EBITDA and Adjusted EBITDA for the quarterly periods ended March 30, 2025, December 31, 2024, and March 31, 2024 and a reconciliation to net income for such periods. The Company's management believes these non-GAAP measures provide meaningful supplemental information regarding its performance and facilitates investors' understanding of historic operating trends.

		Quarter Ended
	(millions of dollars)	Mar. 30, 2025	Dec. 31, 2024	Mar. 31, 2024

	Net income (loss)	$(144.0)	$54.0	$46.7
	Add back:
	Depreciation, depletion and amortization expense	23.5	24.3	23.5
	Interest expense, net	14.2	12.6	14.9
	Equity in earnings of affiliates, net of tax	(1.2)	(1.5)	(1.4)
	Net income attributable to non-controlling interests	1.0	0.7	0.9
	Provision (benefit) for taxes on income	(32.1)	16.2	13.9
	EBITDA	(138.6)	106.3	98.5
	Add special items:
	Provision for litigation reserve	215.0	0.0	0.0
	Restructuring and other items, net	5.5	0.0	0.0
	Debt extinguishment expenses	0.0	1.8	0.0
	Gain on sale of assets, net	0.0	(12.3)	0.0
	Litigation expenses	2.8	2.4	2.1
	Adjusted EBITDA	$84.7	$98.2	$100.6
	% of sales	17.2%	19.0%	18.8%

5)	The following table reflects the components of non-operating income and deductions:

	(millions of dollars)	Quarter Ended
		Mar. 30, 2025	Dec. 31, 2024	Mar. 31, 2024

	Interest income	$1.2	$1.8	$1.1
	Interest expense	(15.4)	(14.4)	(16.0)
	Foreign exchange gains (losses)	(0.2)	1.4	0.9
	Debt extinguishment expenses	0.0	(1.8)	0.0
	Other deductions	(1.8)	(1.7)	(1.1)
	Non-operating deductions, net	$(16.2)	$(14.7)	$(15.1)

6)
The analyst conference call to discuss operating results for the first quarter is scheduled for Friday, April 25, 2025 at 11:00 am and will be broadcast over the Company's website (www.mineralstech.com). The broadcast will remain on the Company's website for no less than one year.

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended						% Growth
SALES DATA	Mar. 30, 2025	% of Total Sales	Dec. 31, 2024	% of Total Sales	Mar. 31, 2024	% of Total Sales	Prior Qtr.	Prior Year

United States	$262.4	53%	$264.7	51%	$275.1	51%	(1)%	(5)%
International	229.4	47%	253.4	49%	259.4	49%	(9)%	(12)%
Net Sales	$491.8	100%	$518.1	100%	$534.5	100%	(5)%	(8)%

Household & Personal Care	$123.1	25%	$133.9	26%	$138.4	26%	(8)%	(11)%
Specialty Additives	145.2	30%	144.8	28%	158.5	30%	0%	(8)%
Consumer & Specialties Segment	$268.3	55%	$278.7	54%	$296.9	56%	(4)%	(10)%

High-Temperature Technologies	$169.4	34%	$176.4	34%	$177.3	33%	(4)%	(4)%
Environmental & Infrastructure	54.1	11%	63.0	12%	60.3	11%	(14)%	(10)%
Engineered Solutions Segment	$223.5	45%	$239.4	46%	$237.6	44%	(7)%	(6)%

MTI Consolidated Net Sales	$491.8	100%	$518.1	100%	$534.5	100%	(5)%	(8)%

SUPPLEMENTARY DATA
MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
(millions of dollars)
(unaudited)

	Quarter Ended			% Growth
	Mar. 30, 2025	Dec. 31, 2024	Mar. 31, 2024	Prior Qtr.	Prior Year
SEGMENT OPERATING INCOME (LOSS) DATA

Consumer & Specialties Segment	$27.5	$37.9	$42.0	(27)%	(35)%
% of Sales	10.2%	13.6%	14.1%

Engineered Solutions Segment	$33.6	$52.0	$38.5	(35)%	(13)%
% of Sales	15.0%	21.7%	16.2%

Unallocated and Other Corporate Expenses	$(221.2)	$(5.8)	$(5.3)	*	*

MTI Consolidated	$(160.1)	$84.1	$75.2	*	*
% of Sales	*	16.2%	14.1%

SPECIAL ITEMS

Consumer & Specialties Segment	$2.5	$0.0	$0.0	*	*

Engineered Solutions Segment	$0.8	$(12.3)	$0.0	*	*

Unallocated and Other Corporate Expenses	$220.0	$2.4	$2.1	*	*

MTI Consolidated	$223.3	$(9.9)	$2.1	*	*

To supplement the Company's consolidated financial statements presented in accordance with GAAP, the following is a presentation of the Company's non-GAAP operating income, excluding special items (set forth in the above table), for the quarterly periods ended March 30, 2025, December 31, 2024 and March 31, 2024, constituting a reconciliation to GAAP operating income (loss) set forth above. The Company's management believe these non-GAAP measures provide meaningful supplemental information regarding its performance as inclusion of such special items are not indicative of ongoing operating results and thereby affect the comparability of results between periods. The Company believes inclusion of these non-GAAP measures also provides consistency in its financial reporting and facilitates investors' understanding of historic operating trends.

	Quarter Ended			% Growth
SEGMENT OPERATING INCOME,	Mar. 30, 2025	Dec. 31, 2024	Mar. 31, 2024	Prior Qtr.	Prior Year
EXCLUDING SPECIAL ITEMS

Consumer & Specialties Segment	$30.0	$37.9	$42.0	(21)%	(29)%
% of Sales	11.2%	13.6%	14.1%

Engineered Solutions Segment	$34.4	$39.7	$38.5	(13)%	(11)%
% of Sales	15.4%	16.6%	16.2%

Unallocated and Other Corporate Expenses	$(1.2)	$(3.4)	$(3.2)	(65)%	(63)%

MTI Consolidated	$63.2	$74.2	$77.3	(15)%	(18)%
% of Sales	12.9%	14.3%	14.5%
* Percentage not meaningful

MINERALS TECHNOLOGIES INC. AND SUBSIDIARY COMPANIES
CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS

(In Millions of Dollars)
	March 30, 2025		December 31, 2024
		*		**

Current assets:
Cash & cash equivalents	$306.6		$333.1
Short-term investments	5.6		4.0
Accounts receivable, net	405.9		385.2
Inventories	352.5		342.1
Prepaid expenses and other current assets	65.6		66.6
Total current assets	1,136.2		1,131.0

Property, plant and equipment	2,261.6		2,236.6
Less accumulated depreciation	1,269.7		1,246.9
Net property, plant & equipment	991.9		989.7

Goodwill	914.6		913.8
Intangible assets	215.8		218.1
Other assets and deferred charges	142.7		141.3

Total assets	$3,401.2		$3,393.9

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term debt	$19.7		$5.1
Current maturities of long-term debt	6.6		6.5
Accounts payable	189.9		185.5
Other current liabilities	383.7		200.6
Total current liabilities	599.9		397.7

Long-term debt	960.1		959.6
Deferred income taxes	87.9		130.5
Other non-current liabilities	118.5		122.9
Total liabilities	1,766.4		1,610.7

Total MTI shareholders' equity	1,598.2		1,747.0
Non-controlling Interests	36.6		36.2
Total shareholders' equity	1,634.8		1,783.2

Total liabilities and shareholders' equity	$3,401.2		$3,393.9

* Unaudited
** Condensed from audited financial statements.